UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
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SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

Supplement, dated January 9, 2024, to Notice of Consent in Lieu of Annual Meeting Dated November 29, 2023 and Related Proxy Statement

INTRODUCTORY NOTE

Silver Star Properties REIT, Inc. (the “Company”) has made available to its stockholders the definitive proxy statement of the Company’s board of directors for the Notice of Consent in Lieu of Annual Meeting dated November 29, 2023, as supplemented by the Supplement to the Proxy Statement For Stockholder Consent, dated December 12, 2023 (collectively, the “Proxy Statement” and the solicitation of stockholder consents described therein, the “Consent Solicitation”). The Proxy Statement contains information concerning the persons nominated by the Company’s board of directors for election to the board of directors, the other proposals to be presented for consideration and approval by stockholders and other important information relating to the Consent Solicitation.

The Company’s definitive proxy statement was filed with the Securities and Exchange Commission (“SEC”), and first made available to stockholders, on November 29, 2023 and the above-described supplement thereto was filed with the SEC, and first made available to stockholders, on December 12, 2023. On January 9, 2024, Allen R. Hartman (“Hartman”), and certain other stockholders, including Mr. Hartman’s affiliates, Hartman XX Holdings, Inc., Hartman vREIT XXI, Inc., Hartman Family Protection Trust, and Lisa Hartman, as well as Mr. Hartman’s adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman (collectively, the “Hartman Group”), filed a definitive proxy statement with the SEC to solicit stockholders to not consent to the proposals set forth by the Company in the Proxy Statement and/or to revoke previously provided consents by executing the consent revocation card provided by the Hartman Group (the “Revocation Solicitation”).

Because of the Hartman Group’s filing of a definitive proxy statement with respect to the Revocation Solicitation earlier today, the Company is supplementing its original Proxy Statement, as previously supplemented, in order to supply certain additional information required by the rules of the SEC in situations where a stockholder solicitation is contested. In addition, the Company wishes to supplement certain previous disclosures regarding related party transactions and to clarify certain deadlines that will be applicable to its 2025 annual meeting of stockholders in accordance with the rules of the SEC, given that the Company did not hold an annual meeting of stockholders in calendar year 2023, and may not hold such a meeting in 2024 because such would be duplicative of the Consent Solicitation. See “Stockholder Proposals for the 2025 Annual Meeting” below.

IMPORTANT NOTE: You will be entitled to participate in the Consent Solicitation only if you were a stockholder of record as of November 16, 2023, or if you hold a valid legal proxy for the Consent Solicitation received from a stockholder of record on that date. Instructions for providing consent and for participating in the Consent Solicitation are included in the Company’s Proxy Statement. Those consent instructions are not applicable to revoking your consent as solicited by the Hartman Group. The Company will not be responsible for the effectiveness of any internet, telephonic or other consent procedures described by the Hartman Group in its proxy statement or any subsequent supplement or other communication.

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Proposals of stockholders for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2025 annual meeting of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at its corporate office addressed to the Secretary no later than February 2, 2025.

The Company’s Bylaws provide that any stockholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual meeting of stockholders, so long as the stockholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m., Central Standard Time, on the 120th day and not earlier than 5:00 p.m., Central Standard Time, on the 150th day prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions; provided, however, that in the event the date of the 2025 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Since the Company did not hold an annual meeting of stockholders in calendar year 2023, and does not plan to hold such a meeting in 2024 because such would be duplicative of the Consent Solicitation, in accordance with the rules of the SEC, which require that the deadline for stockholders to submit proposals to be considered at the 2025 annual meeting of stockholders be set at a reasonable time before the Company begins to print and send its proxy materials, the Board has determined that February 2, 2025 is a reasonable deadline for receiving proposals to be considered at the 2025 annual meeting of stockholders. The Board has determined that February 2, 2025 is a reasonable deadline because it is 120 days prior to June 1, 2025, a date that would be a realistic anniversary date of a 2024 annual meeting of stockholders if the Company had held a 2024 annual meeting of stockholders.

In addition to satisfying the foregoing notice requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act no later than March 10, 2025 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

Related Party Transactions

Southern Star Acquisition

As previously disclosed by the Company, on April 6, 2023, the Company agreed to purchase all of the equity interests in Southern Star Self-Storage Investment Company (“Southern Star”) for approximately $3,000,000 in cash and 301,659 restricted stock units of the Company's common stock. Mark T. Torok, who previously served as CEO of the Company at the time of the acquisition, and Louis T. Fox III, CFO of the Company, were each one-third equity holders of Southern Star, and, accordingly, each received one-third of the cash consideration ($1,000,000) and one-third of the restricted stock units (100,553) issued in the transaction. On May 5, 2023, the Company completed the acquisition of Southern Star, which operates as a subsidiary of Hartman XX Limited Partnership alongside the Company’s current operations, utilizing its expertise in developing self storage assets within Delaware statutory trusts.

As noted in Note 4 (Southern Star Acquisition) to the Company’s unaudited consolidated financial statements for the period ended September 30, 2023, the Company acquired $7,050,000 of notes payable pertaining to self-storage property that was transferred to a Delaware statutory trust sponsored by Southern Star in May 2023, where neither Southern Star or the Company are the primary beneficiary. $2,115,000 of the notes payable balance was due to Haddock Investments, LLC, an affiliate of Gerald Haddock, who serves as Co-Chief Executive Officer and the Executive Chairman of the Company. The amount was repaid in June 2023 by the Delaware statutory trust.

Additional Important Information

The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with matters to be considered in connection with the Consent Solicitation (each, a “Participant”).

The Company will bear the cost of the solicitation of consents by the board of directors for the Consent Solicitation. The Company estimates that such costs will aggregate approximately $50,000, of which approximately $35,000 has been incurred to date.

Based on the intention stated by Hartman Group in its proxy statement to conduct a proxy solicitation in opposition to that of the Company’s board of directors, and assuming the Hartman Group does indeed conduct such a proxy solicitation, the Company anticipates that the New York Stock Exchange may determine pursuant to the rules applicable to its member firms that none of the proposals described in the Company’s Proxy Statement may be considered a “routine” matter on which brokers have discretionary authority to vote shares they hold in a nominee capacity without instruction from the beneficial owners thereof.

The principal business of the Company and its employees is commercial real estate. The Company has previously invested in real estate assets including office buildings, retail shopping centers, flex and industrial properties and self-storage properties.

The principal business of each of the director nominees (the “Nominees”) is disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS” of the Proxy Statement.
The principal business address of each of the Company and its employees is 2909 Hillcroft, Suite 420 Houston, Texas 77057. The principal business address of each of Gerald W. Haddock, Jack I. Tompkins and James S. Still is c/o Silver Star Properties REIT, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.
Except as set forth in the Proxy Statement,

i.during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);
ii.no Participant directly or indirectly beneficially owns any securities of the Company, except Jack I. Tompkins, who beneficially owns 71,274 shares of common stock of the Company, Gerald W. Haddock,

who beneficially owns 4,472 shares of common stock of the Company and James S. Still, who beneficially owns 4,472 shares of common stock of the Company;
iii.no Participant owns any securities of the Company which are owned of record but not beneficially;
iv.no Participant has purchased or sold any securities of the Company during the past two years;
v.no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;
vi.no Participant is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;
vii.no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company;
viii.no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company;
ix.no Participant or any of his, her, or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000;
x.no Participant or any of his, her, or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and
xi.no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement; and

There are no material proceedings to which any Participant or any of his, her, or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Consent Statement none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.